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                                                                    EXHIBIT 10.5

                             BKF CAPITAL GROUP, INC.
                          STOCK OPTION AWARD AGREEMENT



         THIS STOCK OPTION AWARD AGREEMENT (the "Agreement") is made and entered into as of __________, _____, between BKF Capital Group, Inc., a Delaware corporation (the "Company") and ______________ (the "Employee") pursuant to the terms and conditions of the BKF Capital Group, Inc., 1998 Incentive Compensation Plan (the "Plan"). Unless otherwise provided, capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

         1. Award of Options. Pursuant to the Plan, the Company hereby awards to Employee options (the "Options") to acquire ________ shares of Company common stock (the "Stock") at the exercise price of $____ per share (the "Exercise Price"), subject to the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan has been delivered to the Employee. By signing below, the Employee agrees to be bound by all the provisions of the Plan. The Options granted hereunder are nonqualified stock options.

         2. Vesting Schedule. Subject to Sections 6 and 7 hereof, the Options shall vest and become exercisable ____% on _______, 200_, ____% on _____, 200_, and the remaining ____% on _______, 200_.

         3. Expiration Date. Subject to Section 6 hereof, the Options shall expire on _______, ___ (the "Expiration Date").

         4. Payment of Exercise Price. The Exercise Price of the shares as to which Options are exercised may be paid to the Company at the time of exercise in cash or Stock or in such other consideration as shall be permitted by the Committee at the time of exercise, in each case (a) pursuant to rules and procedures established by the Committee and (b) having a total Fair Market Value determined as of the date of exercise equal to the Exercise Price, or a combination of cash or Stock or such other consideration having a total Fair Market Value equal to such Exercise Price.

         5. Non-transferability. Except to the extent otherwise determined by the Committee, the Options granted hereunder shall not be assignable or otherwise transferable other than by will or the laws of descent and distribution. Unless otherwise provided by the Committee, during Employee's lifetime the Options shall be exercisable and elections with respect to the Options may be made only by Employee or Employee's guardian or legal representative.

         6.       Termination of Employment.

                  (a) Except to the extent provided in Section 7 hereof or any employment agreement or severance agreement between Employee and the Company, the provisions of this Section 6 shall apply to the Options upon Employee's termination of employment with the Company and all subsidiaries or affiliates of the Company ("Termination") for any reason.

                  (b) In the event of Employee's Termination by reason of death, Disability (as defined) or Retirement (as defined), all Options shall become immediately vested and shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date and one year after the Termination date.
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                  (c) In the event of Employee's Termination for any reason
other than as provided in Section 6(b), Options which are unvested shall be canceled and Options which are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the Expiration Date and 30 days after the Termination date.

         7. Change in Control. In the event of a Change in Control (as defined) on or prior to Termination, any Option that was not previously exercisable and vested shall become fully exercisable and vested at the time of the Change in Control, except to the extent of any waiver by Employee and subject to the applicable restrictions contained in any employment agreement or severance agreement between Employee and the Company.

         8.       Grant of Reload Options.

                  (a) Reload Options. To the extent that (i) the Exercise Price of the Options or any Reload Options (as defined) related thereto is paid through the delivery of Mature Shares (as defined) in accordance with Section 4 ("Payment Shares") and/or (ii) Stock is paid or surrendered in satisfaction of any withholding taxes incurred in connection with the exercise of the Option or any related Reload Option ("Withholding Tax Shares"), Employee shall receive additional non-qualified stock options to purchase a number of shares of Stock equal to the sum of the Payment Shares and the Withholding Tax Shares ("Reload Options"), provided that (A) Employee is then employed by the Company or any of its subsidiaries, and (B) at the time of payment of the Exercise Price relating to such Options (or Reload Options), the aggregate Fair Market Value of the Stock purchased pursuant to the exercise of such Options (or Reload Options) exceeds the aggregate Exercise Price of such Options (or Reload Options) by 25% or more. The exercise price per share of Reload Options shall be the Fair Market Value of the Stock on the date the Reload Options are granted to Employee, and the Reload Options shall thereafter become vested and exercisable at the earliest to occur of (w) one year after the grant date (if Employee has been continuously employed through such date), (x) upon a Termination of Employee due to death, Disability or Retirement, (y) a Change in Control, or (z) 90 days prior to the expiration of the Maximum Term (as defined). The "Maximum Term" of any Reload Option shall be equal to the remaining term of the Options to which it relates, measured from the date upon which the Option was exercised but subject to the same post-employment termination provisions of the Options described in Section 6. Any Reload Option granted in connection with the exercise of a Reload Option shall have a Maximum Term equal to the remaining term of the Reload Option to which it relates, measured from the date on which the prior Reload Option was exercised but subject to the same post-employment termination provisions of the Options described in Section 6.

                  (b) Penalties for Premature Transfers. If Employee sells, transfers, assigns or otherwise disposes of more than 50% of the number of Profit Shares (as defined) acquired upon exercise of any Options (or Reload Options), during the six-month period following such exercise (or such lesser period as corresponds with the shorter of (i) the remaining term of the Reload Options, or (ii) the vesting of the Reload Options), the Committee may, in its discretion, preclude Employee from exercising any Reload Options then held by Employee; provided, however, that this provision shall not proscribe transfers by will or the laws of descent and distribution; and provided further, however, that if any shares subject to this Section 8(b) are delivered in payment of the exercise price of Options, in addition to the shares of Stock otherwise subject to this
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Section 8(b), an equivalent number of shares issued upon exercise of such Options shall remain subject to this Section 8(b). Employee agrees that any action taken by the Committee hereunder shall not constitute any breach of any obligation or duty owed by the Company to Employee. Notwithstanding the foregoing, Employee may waive all rights to a grant of Reload Options by filing a written waiver with the Company on the date such Reload Options would have otherwise been granted, in which case the restriction period described above shall not apply with respect to any shares issued in connection with the exercise of an Option as to which Employee's Reload Option rights have been waived.

         9.       Definitions.  For purposes of this Agreement:

                  (a) "Change in Control" means the occurrence of any of the following:

                           (i) any "person" as such term is currently used in
Section 13(d) of the Exchange Act, other than John A. Levin or any entity directly or indirectly controlled by him, becomes a "beneficial owner", as such term is currently used in Rule 13d-3 promulgated under that Act, of 50% or more of the Company's Voting Stock (as defined);

                           (ii) a majority of the Company's board of directors
(the "Board") consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered an Incumbent Director;

                           (iii) all or substantially all of the assets or
business of the Company are disposed of pursuant to a merger, consolidation, or other transaction unless (A) the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Company's Voting Stock, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company, or (B) a majority of the board of directors of the surviving corporation in such a transaction consists of Incumbent Directors or directors appointed by Levin Management Co., Inc. but excluding directors who were members of the other entity's board of directors;

                           (iv) the Board adopts any plan of liquidation
providing for the distribution of all or substantially all of the Company's assets; or

                           (v) the Company combines with another company and is
the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company).

                  (b) "Disability" means the Employee's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities of employment for a period of 180 days in any consecutive nine-month period.
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                  (c) "Mature Shares" shall mean any of the following: (i) Stock purchased by Employee in the open market, (ii) Stock acquired by Employee upon exercise of any option that has been held by Employee for no less than six months after the exercise date, or (iii) any stock of the Company delivered pursuant to a Deferred Stock Award Agreement that is held by Employee for no less than six months after the delivery date of such stock as defined in the Deferred Stock Award Agreement.

                  (d) "Profit Shares" shall mean the number of shares of Stock acquired pursuant to the exercise of an Option (or Reload Option) having a Fair Market Value on the date of exercise equal to the excess of the aggregate Fair Market Value of the Stock purchased upon exercise of such Option (or Reload Option) over the aggregate Exercise Price of such Option (or Reload Option).

                  (e) "Retirement" means Employee's Termination after reaching 65 years of age, or after reaching 55 years of age and completing at least 10 years of service with the Company or any of its subsidiaries or affiliates.

                  (f) "Voting Stock" means the issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect the directors of a corporation.

         10. Withholding Tax. Employee may be subject to withholding taxes as a result of the exercise or settlement of an Option or other payment in respect of an Option. Unless the Committee permits otherwise, Employee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal, state, local and foreign withholding taxes that the Company in its discretion determines result from each such exercise, settlement or payment. Unless the Committee otherwise determines and subject to such rules and procedures as the Committee may establish, Employee may make an election to have shares of Stock withheld by the Company or to tender any such securities to the Company to pay the amount of tax that the Company in its discretion determines to be required so to be withheld by the Company upon exercise of an Option, subject to satisfying any applicable requirements for compliance with Section 16(b) of the Exchange Act. Any shares of Stock or other securities so withheld or tendered will be valued as of the date they are withheld or tendered, provided that Stock shall be valued at Fair Market Value on such date. Unless otherwise permitted by the Committee, the value of shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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         12. Governing Law. This Agreement shall be governed by the laws of the
State of New York, without regard to conflict of law principles.

                                   BKF Capital Group, Inc.

                                   By: ____________________________
                                       Name:    John A. Levin
                                       Title:   Chief Executive Officer

                                       ____________________________
                                       [Name of Employee]